UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 19, 2018

Date of Report

(Date of earliest event reported)

TOFUTTI BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9009	13-3094658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Jackson Drive Cranford, New Jersey 07016
(Address of principal executive offices and zip code)

(908)272-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Registrant’s Annual Meeting of Shareholders held on June 19, 2018, the shareholders of the Registrant entitled to vote at the meeting voted to (i) elect the five individuals named below to serve as directors of the Registrant to hold office until the Annual Meeting of Shareholders to be held in 2019 and until their successors have been duly elected and qualified, and (ii) ratify the appointment of EisnerAmper LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 29, 2018.

1.	The votes cast by shareholders with respect to the election of directors were as follows.

	For	Withheld	Broker Non-Votes	% Votes For
David Mintz	3,692,559	78,640	982,767	71.6
Neal Axelrod	3,693,057	78,142	982,767	71.7
Joseph N. Himy	3,694,459	76,740	982,767	71.7
Scott Korman	3,693,459	77,740	982,767	71.7
Franklyn Snitow	3,692,259	78,940	982,767	71.6

2.	The votes cast by shareholders with respect the ratification of the selection of EisnerAmper LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 29, 2018 were as follows.

For	Withheld	Abstain	Broker Non-Votes
4,678,802	37,079	38,085	0

ITEM 8.01 OTHER EVENTS.

On June 19, 2018, the Board of Directors of the Registrant appointed Scott Korman to succeed Franklyn Snitow as a member of the Registrant’s Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 22, 2018	TOFUTTI BRANDS INC.
(Registrant)

	By:	/s/ Steven Kass
Steven Kass
Chief Financial Officer